UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2018

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

As previously disclosed in the Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on November 6, 2017 by Bluerock Residential Growth REIT, Inc. (the “Company,” “we,” “us,” or “our”), on October 31, 2017 (the “Closing”), the Company consummated the internalization of its management (the “Internalization”). In connection with the execution of the definitive agreements related to the Internalization, on October 27, 2017, Bluerock REIT Operator, LLC, a Delaware limited liability company and then a wholly owned subsidiary of the Company’s former external manager (the “Manager Sub”), in its post-Closing capacity as our indirect subsidiary, entered into amended and restated employment agreements with R. Ramin Kamfar (“Mr. Kamfar”), James G. Babb, III (“Mr. Babb”), Ryan S. MacDonald (“Mr. MacDonald”), Jordan B. Ruddy (“Mr. Ruddy”), and Christopher J. Vohs (“Mr. Vohs”), and an amended and restated services agreement with Michael L. Konig (“Mr. Konig”) through his wholly-owned law firm, Konig & Associates, LLC, a New Jersey limited liability company (“K&A”), which agreements set forth the terms and conditions (A) of (i) Mr. Kamfar’s service as our Chief Executive Officer and Chairman of our board of directors (the “Kamfar Executive Agreement”), (ii) Mr. Babb’s service as our Chief Investment Officer (the “Babb Executive Agreement”), (iii) Mr. MacDonald’s service as our Chief Acquisitions Officer (the “MacDonald Executive Agreement”), (iv) Mr. Ruddy’s service as our Chief Operating Officer and President (the “Ruddy Executive Agreement”), and (v) Mr. Vohs’s service as our Chief Financial Officer and Treasurer (the “Vohs Executive Agreement”), and (B) under which Mr. Konig, through K&A, will serve as our Chief Legal Officer and Secretary (the “Konig Services Agreement,” and together with the Kamfar Executive Agreement, the Babb Executive Agreement, the MacDonald Executive Agreement, the Ruddy Executive Agreement, and the Vohs Executive Agreement, the “Executive Agreements,” and each an “Executive Agreement”). The Executive Agreements became effective as of the Closing.

Pursuant to the Executive Agreements, each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A is eligible to receive certain equity grants of long-term incentive plan units (“LTIP Units”) of the Company’s operating partnership, Bluerock Residential Holdings, L.P. (the “Operating Partnership,” and such equity grants, collectively, the “Executive Awards”) pursuant to the Company’s Second Amended and Restated 2014 Equity Incentive Plan for Individuals and Second Amended and Restated 2014 Equity Incentive Plan for Entities (together, the “Equity Incentive Plans”). The Executive Agreements provide that the initial grants of Executive Awards will be made on January 1, 2018.

Grants of Executive Awards

On January 1, 2018, the Company granted the following Executive Awards to each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A under the Equity Incentive Plans:

(a)	A grant of the following number of LTIP Units (each, an “Initial Commitment Award”): 240,892 LTIP Units to Mr. Kamfar; 120,446 LTIP Units to Mr. Babb; 120,446 LTIP Units to Mr. MacDonald; 120,446 LTIP Units to Mr. Ruddy; 48,178 LTIP Units to Mr. Vohs; and 120,446 LTIP Units to K&A. Each such Initial Commitment Award will vest and become nonforfeitable in the following five equal annual installments: the first, on December 31, 2018, and thereafter, on each anniversary of Closing (to include, without limitation, the anniversary of Closing occurring in the year 2019), subject to certain clawback and termination provisions;

(b)	A time-vested equity award of the following number of LTIP Units (each, an “Annual LTIP Award”): 57,814 LTIP Units to Mr. Kamfar; 19,271 LTIP Units to Mr. Babb; 16,862 LTIP Units to Mr. MacDonald; 19,271 LTIP Units to Mr. Ruddy; 4,818 LTIP Units to Mr. Vohs; and 19,271 LTIP Units to K&A. Each such Annual LTIP Award will vest and become nonforfeitable in three equal installments on each anniversary of grant, subject to certain clawback and termination provisions;

(c)	A pro-rated time-vested equity award of the following number of LTIP Units for the 2017 stub period from the date of Closing through December 31, 2017 (each, a “Prorated Annual LTIP Award”): 9,636 LTIP Units to Mr. Kamfar; 3,212 LTIP Units to Mr. Babb; 2,810 LTIP Units to Mr. MacDonald; 3,212 LTIP Units to Mr. Ruddy; 803 LTIP Units to Mr. Vohs; and 3,212 LTIP Units to K&A. Each such Prorated Annual LTIP Award will vest and become nonforfeitable in the following three equal installments: the first, on December 31, 2018, and thereafter, on each anniversary of Closing (to include, without limitation, the anniversary of Closing occurring in the year 2019), subject to certain clawback and termination provisions; and

(d)	A long term performance equity award of the following number of LTIP Units for a three-year performance period, subject to performance criteria and targets established and administered by the Compensation Committee of our board of directors (each, a “Long Term Performance Award”): 52,701 LTIP Units to Mr. Kamfar; 17,567 LTIP Units to Mr. Babb; 15,371 LTIP Units to Mr. MacDonald; 17,567 LTIP Units to Mr. Ruddy; 4,392 LTIP Units to Mr. Vohs; and 17,567 LTIP Units to K&A. Each such Long Term Performance Award will vest and become nonforfeitable effective as of the last day of the performance period, subject to certain clawback and termination provisions. Due to limitations on the number of LTIP Units available for issuance under the Equity Incentive Plans, the Long Term Performance Awards were, in aggregate, approximately 39% lower than those to which the recipients were entitled pursuant to the terms of their respective Executive Agreements, with the Company issuing the remaining LTIP Units at such time as such LTIP Units become available for issuance under the Equity Incentive Plans.

Each such Executive Award is evidenced by an LTIP Unit Vesting Agreement.

The LTIP Units granted as Executive Awards to each of Mr. Kamfar, Mr. Babb, Mr. MacDonald, Mr. Ruddy, Mr. Vohs and K&A were issued in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities.  Such LTIP Units may convert to units of limited partnership interest in the Operating Partnership (“OP Units”) upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A common stock (the “Class A Common Stock”) on a one-for-one basis. From the date of grant, holders of LTIP Units granted as Executive Awards will be entitled to receive “distribution equivalents” at the time distributions are paid to the holders of the Company’s Class A Common Stock; provided, that (i) solely with respect to LTIP Units granted as part of Long Term Performance Awards, distributions will be paid at a rate of ten percent (10%) of the distributions otherwise payable with respect to such LTIP Units until the last day of the three-year performance period (or the date of forfeiture, if earlier); and (ii) with respect to each LTIP Unit granted as part of a Long Term Performance Award that becomes fully vested in accordance with the terms of the applicable Executive Agreement, the holder will be entitled to receive, as of the date of such vesting, a single cash payment equal to the distributions payable with respect to each such LTIP Unit back to the date of grant, minus the distributions already paid on each such LTIP Unit in accordance with clause (i), in each case subject to certain potential limitations on distributions set forth in the limited partnership agreement of our Operating Partnership.

Board Compensation

On January 1, 2018, the Company granted 6,263 LTIP Units to each of I. Bobby Majumder, Brian D. Bailey, and Romano Tio, the non-employee members of the Company’s board of directors, in payment of the equity portion of their respective annual retainers (such grants, collectively, the “Director Grants”). The LTIP Units issued as Director Grants were issued pursuant to the Individuals Plan. Each such Director Grant is evidenced by an LTIP Unit Award Agreement.

The issuances of LTIP Units as Director Grants were made in reliance upon exemptions from registration provided by Section 4(a)(2) of the Securities Act of 1933 and Regulation D thereunder for transactions not involving any public offering. No general solicitation or advertising occurred in connection with the issuance and sale of these securities.  Such LTIP Units were fully vested upon issuance, and may convert to OP Units upon reaching capital account equivalency with the OP Units held by the Company, and may then be redeemed for cash or, at the option of the Company and after a one year holding period (including any period during which the LTIP Units were held), settled in shares of the Company’s Class A Common Stock on a one-for-one basis. From the date of grant, holders of such LTIP Units will be entitled to receive “distribution equivalents” at the time distributions are paid to the holders of the Company’s Class A Common Stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: January 5, 2018	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Financial Officer and Treasure